Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 29, 2007, with respect to the financial statements and supplemental schedule of the International Truck and Engine Corporation 401K Plan for Represented Employees on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-29739, effective June 20, 1997).

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Chicago, Illinois

May 27, 2008

F-18